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Prodigy Communications Corp. (ticker: PRGY, exchange: NASDAQ) News Relase  -
19-Jan-2001

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PRODIGY IMPROVES CASH POSITION, FINANCIAL STABILITY UNDER NEW STRATEGIC &
MARKETING AGREEMENTS WITH SBC


AUSTIN, TEXAS (January 19, 2001) - Prodigy Communications Corporation (NASDAQ:
PRGY), one of the nation's leading Internet service providers, announced today new strategic and marketing agreements with SBC Communications Inc. (NYSE: SBC), the nation's leading provider of broadband DSL service, that will strengthen and extend their relationship.

For Prodigy, the revised agreements allow it to continue to enhance its Internet portal and bolster its ISP infrastructure for e-mail, news and chat. Further, the new agreement will significantly improve Prodigy's cash position and financial standing. For SBC, the new agreements allow it to better package and deliver Internet service and emerging broadband-powered applications on a retail basis to its customers.

The agreements call for SBC to offer Prodigy's portal to SBC customers through SBC's extensive marketing channels - in effect, making Prodigy the preferred wholesale ISP and portal for SBC - and to deliver the Prodigy Internet service to a minimum of approximately


      . 3.75 million DSL and 375,000 dial-up subscribers over the next nine years.

Under the new agreements, both companies will provide the services they do best. SBC will deliver an integrated DSL and ISP product, provide customer care and billing, and manage related network services for SBC's DSL and business dial-up customers. Prodigy will provide a robust, co-branded portal and ISP infrastructure for these SBC customers. Additionally, Prodigy will continue to offer a nationwide retail ISP service for residential dial-up subscribers acquired by SBC and for existing and future Prodigy customers. With the increased volume of subscribers receiving the Prodigy Internet service, Prodigy will be better positioned to increase its non-subscriber revenue.

The revised agreements, approved January 18 by the Prodigy board of directors, include the following provisions:

      . Prodigy and SBC will extend the term of their relationship from three to nine years (through December 2009);

      . Prodigy retains the retail relationship with its consumer dial-up subscribers while SBC retains the retail relationship with its DSL and business dial-up subscribers;

      . Prodigy will receive monthly per subscriber fees to provide SBC a wholesale ISP service for e-mail, news and portal content for delivery to SBC DSL and business dial-up subscribers;

      . SBC increases its minimum subscriber commitment to Prodigy to approximately 3.75 million DSL and 375,000 dial-up subscribers over the next nine years;

      . As the retail provider, SBC will assume responsibility for acquiring the DSL and business dial-up subscribers, providing customer care and billing, and assuming responsibility for networking costs, enabling Prodigy to realize significantly lower operating expenses and increase its gross margin per subscriber;

      . SBC DSL and dial-up customers will use Prodigy's extensive roaming network to be able to access their accounts while traveling;

      . In conjunction with the signing of these agreements and as was made public January 4, SBC will provide a $110 million line of credit to Prodigy; and

      . SBC will continue to co-brand its offerings with Prodigy and both companies will work together on affinity, OEM (original equipment manufacturers) and new product marketing.

"These new agreements put Prodigy in a stronger financial and marketing position, by greatly reducing operating expenses, accelerating Prodigy's path to profitability, and giving Prodigy the resources to become
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one of the best portals and retail Internet service providers in the country,"
said Charles Foster, Prodigy chairman, CEO and president.

SBC, PRODIGY AND CUSTOMERS ALL BENEFIT

Under the new agreements, Prodigy provides the portal and ISP infrastructure for SBC DSL and business dial-up customers, and the site will be co-branded with both Prodigy and/or one of SBC's regional brands - Ameritech, Pacific Bell, Nevada Bell, SNET, Southwestern Bell and SBC Telecom. Prodigy will continue to market its own retail ISP services - both DSL and dial - to consumers and small businesses nationwide.

"Prodigy, with a clearer financial future, will continue to enhance its portal to include high-speed offerings such as video e-mail and instant messaging," said Foster. "Together, Prodigy and SBC will be the two brands that consumers can count on when they want to enjoy the full benefits and functionality of the Internet."

2001 PRO FORMA

Going forward, Prodigy will have revenue from the following sources: dial- up, DSL, and other non-subscriber related sources. The revenue mix in 2001 is expected to be approximately 80 percent from dial-up, 14 percent from DSL and 6 percent from other sources. As a result of these revised agreements, Prodigy expects to see significantly improved gross margins and positive EBITDA (earnings before interest, taxes, depreciation and amortization) in 2001.

Prodigy expects that total revenue for 2001 will be in the range of $350 million to $365 million, with gross margins of at least 49 percent. EBITDA for the year is expected by Prodigy to be in the range of $31 million to $34 million, or $.44 to $.49 per share. Prodigy anticipates a net loss before adjusting for minority interest to be approximately $334 million to $340 million, or $4.77 to $4.86 per share. This is largely due to amortization associated with the goodwill Prodigy booked as a result of the initial SBC investment

At the end of 2001, Prodigy expects the Prodigy Internet service will be delivered to between 3.1 million and 3.7 million subscribers.

SBC AND BROADBAND

SBC is the acknowledged leader in bringing the benefits of high-speed DSL to consumers and businesses, with more than 500,000 DSL customers at the end of last September. Through its $6 billion Project Pronto, SBC has stated it plans to make DSL available to nearly 77 million Americans throughout its operating region.

The new agreements between SBC and Prodigy are effective January 1, 2001. All SBC consumer and small business dial-up and DSL customers are expected to be migrated to Prodigy's authentication profiles and systems in 2001.

Prodigy management will conduct a conference call (877.679.9049 or 952.556.2803, passcode Prodigy) to discuss this agreement today at 10 a.m. EST. The call will be simultaneously broadcast on Prodigy's Web site at www.prodigy.com. In addition, Prodigy's chief financial officer will host a second call today (same telephone numbers) at 12 p.m. EST to further discuss the financial impact of this agreement. That live call may also be accessed at www.prodigy.com.

A taped replay of both teleconference calls will be available for one week after the call starting at 1 p.m. EST and 3 p.m. EST today. The telephone number to call is 800.615.3210 or 703.326.3020. The passcodes are 4921803 and 4922062 respectively.

ABOUT PRODIGY COMMUNICATIONS CORPORATION (www.prodigy.com):

Prodigy Communications Corporation (NASDAQ: PRGY) is one of the nation's largest retail Internet service providers. It has an alliance with SBC Communications to provide wholesale portal services to SBC's dial and DSL subscribers. Prodigy Internet delivers fast and reliable Internet access and user-friendly Internet-based products, services and information via a nationwide network covering more than 850 cities in all 50 states, allowing more than 90 percent of the U.S. population to access the Prodigy Internet service with a local telephone call. Prodigy tailors its services and technology to three fast-growing Internet markets: consumers, small business owners and the U.S. Hispanic population. Prodigy Internet features best-of-breed content, Prodigy Instant Messaging, Prodigy Chat, and Prodigy Online Communities, combined with the accessibility and freedom of direct access to the World Wide Web for all users. Prodigy Biz Corporation, a subsidiary of Prodigy, offers a powerful suite of specially designed Internet products and services for small business owners. Prodigy(R) en espanol, is the nation's first-ever, fully bilingual Spanish/English-language Internet service created especially for the U.S. Spanish-speaking population.
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This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the intense competition in Prodigy's industry, subscriber turnover, disruption in Prodigy's network services or in other services provided by third parties, the challenges of integrating the Internet businesses of Prodigy and SBC Communications Inc., the possible failure to achieve the anticipated benefits of the agreements between Prodigy and SBC, the possible unavailability of sufficient financing to Prodigy as needed, as well as the risk factors detailed from time to time in Prodigy's periodic reports and registration statements filed with the Securities and Exchange Commission. Prodigy's business and operations are operated by a limited partnership, called Prodigy Communications Limited Partnership, of which Prodigy is the general partner and owns an approximate 57 percent interest and SBC Communications owns an approximate 43 percent interest.

CONTACT:  Prodigy

          Media

          Denise Clarke Fraser, 512/527-1120

          or

          Morgen-Walke

          Investor Relations:

          Katherine Mittelbusher, 617/747-3606




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